                          Prospectus Supplement No. 28


The Prospectus dated November 14, 1996 (the "Prospectus") relating to the offer for resale of up to $115,000,000 aggregate principal amount of 5.5% Convertible Subordinated Debentures due 2006 of Aames Financial Corporation (the "Company") and 6,160,713 shares of the common stock of the Company, par value $0.001 per share, into which such Debentures are convertible is hereby amended as follows:

The following entity is hereby named as a Selling Security Holder as contemplated on page 33 of the Prospectus:

              Selling Security Holder                      Principal Amount of Debentures
              -----------------------                      ------------------------------
         Saloman Smith Barney Inc.                                 $3,360,000.00
            Convertible Bond Department
         Attn:  Kelly O'Brien
         390 Greenwich Street
         New York, New York 10013


          The date of this Prospectus Supplement is December 15, 1997.